Exhibit (h)(vii)
FORM OF AMENDED AND RESTATED EXHIBIT A
     THIS AMENDED AND RESTATED EXHIBIT A, dated as of                     , 2011, is Exhibit A to that certain Administration and Accounting Services Agreement dated as of July 19, 2007, between BNY Mellon Investment Servicing (US) Inc. and FundVantage Trust.
FUNDS
Cutwater Municipal Bond Inflation Protection Fund
Cutwater High Yield Fund
Cutwater Multi-Sector Inflation Protection Fund
Cutwater Investment Grade Bond Fund
Lateef Fund
Boston Advisors US Small Cap Equity Fund
Boston Advisors International Equity Fund
Corverus Strategic Equity Fund
WHV International Equity Fund
Pemberwick Fund
Private Capital Management Value Fund
Estabrook Value Fund
Estabrook Investment Grade Fixed Income Fund
Pacific Capital Tax-Free Securities Fund
Pacific Capital Tax-Free Short Intermediate Securities Fund
DuPont Capital Emerging Markets Fund
Polen Growth Fund
Boston Advisors Broad Allocation Strategy Fund
Compak Dynamic Asset Allocation Fund
Gotham U.S. Value 1000 Fund
Gotham Global Value 500 Fund
Gotham International Value 400 Fund
Formula Investing U.S. Value 1000 Fund
Formula Investing U.S. Value Select Fund
Formula Investing Global Value 500 Fund
Formula Investing Global Value Select Fund
Formula Investing International Value 400 Fund
Formula Investing International Value Select Fund
WHV Emerging Markets Equity Fund
TW Small Cap Growth Fund
EIC Value Fund

SNW Oregon Short-Term Tax-Exempt Bond Fund
DuPont Capital Emerging Markets Debt Fund

BNY MELLON INVESTMENT SERVICING (US) INC.

By:
Name:	Jay F. Nusblatt
Title:	Managing Director

FUNDVANTAGE TRUST

By:
Name:	Joel Weiss
Title:	President

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